UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 15, 2013
(February 13, 2013)

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

1 Lakeland Park Drive
Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)  Annual Meeting of Shareholders

The Annual Meeting of Beacon Roofing Supply, Inc. was held on February 13, 2013.

(b)  Voting Results

1) Shareholders elected eight directors to hold office until the 2014 Annual Meeting of Shareholders or until their successors are elected and qualified. The final votes with respect to each director nominee were as follows:

	For	Withheld	Broker Non-Votes
Robert R. Buck	43,463,608	784,011	2,051,199
Paul M. Isabella	43,538,760	708,859	2,051,199
Richard W. Frost	43,410,117	837,502	2,051,199
James J. Gaffney	43,395,214	852,405	2,051,199
Peter M. Gotsch	43,104,995	1,142,624	2,051,199
Neil S. Novich	43,621,952	625,667	2,051,199
Stuart A. Randle	42,974,546	1,273,073	2,051,199
Wilson B. Sexton	43,632,565	615,054	2,051,199

2) Shareholders ratified the appointment of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending September 30, 2013. The final votes were as follows:

For	43,566,775
Against	2,242,238
Abstain	489,805
Broker Non-Votes	0

3) Shareholders approved the compensation for our named executive officers as presented in our proxy statement on a non-binding, advisory basis. The final votes were as follows:

For	43,530,768
Against	95,222
Abstain	621,629
Broker Non-Votes	2,051,199

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	February 15, 2013	By:	/s/ Rick C. Welker
Rick C. Welker
Vice President & Chief Accounting Officer, Acting CFO

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